                                                                   Exhibit 4-4.1


            AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF APRIL 18, 1994

            AMENDMENT NO. 1 is dated as of May 11, 1994, between NORTHROP CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company") and each of the Banks party to the Credit Agreement referred to below.

            The Company, the Banks and the Administrative Agent are parties to a Credit Agreement dated as of April 15, 1994, as amended and restated as of April 18, 1994 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $2,800,000,000. The Company and the Banks wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

            Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

            Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date of this Amendment No. 1, the Credit Agreement shall be amended as follows:

                 Section 2.01. References in the Credit Agreement to "this Agreement" and "the Notes" shall be deemed to be references to the Credit Agreement as amended hereby, and to the Notes (including the New Notes under and as defined in Section 4.02 hereof), respectively.

                 Section 2.02. Section 1.01 of the Credit Agreement shall be amended by amending the following definitions to read in their entirety as follows:

                 "PRIME RATE" shall mean the arithmetic mean (rounded, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the rate of interest from time to time announced by each Reference Bank at its principal office as its prime commercial lending rate.

                 "REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Bank, the obligation of such Bank to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to

       Section 2.04 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $800,000,000.

                 "TERM LOAN COMMITMENT" shall mean, for each Term Loan Bank, the obligation of such Bank to make one or more Term Loans in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on Schedule I hereto under the caption "Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Term Loan Commitments is $2,000,000,000.

                 "TERM LOAN COMMITMENT TERMINATION DATE" shall mean September 1, 1994.

                 Section 2.03. References in Section 3.01(c) of the Credit Agreement to "$110,000,000" and "$220,000,000" are amended to read as "$100,000,000" and "$2,000,000,000", respectively.

                 Section 2.04. Schedule I attached to the Credit Agreement is deleted and Schedule I attached to this Amendment No. 1 is substituted therefor.

            Section 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that the representations and warranties set forth in
Section 7 of the Credit Agreement are true in all material respects on the date of this Amendment No. 1 as if made on and as of the date of this Amendment
No. 1.

            Section 4. CONDITION PRECEDENT. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date of this Amendment No. 1, upon the satisfaction of the following conditions precedent:

                 Section 4.01. EXECUTION BY ALL PARTIES. This Amendment No. 1 shall have been executed and delivered by the Company and each of the Banks.

                 Section 4.02. NOTES. The Company shall have delivered to the Administrative Agent for each Bank, in exchange for the Term Note and Revolving Note heretofore delivered to such Bank pursuant to Section 2.08(a) of the Credit Agreement, a new Term Note and a new Revolving Note, each dated the date of the Notes being exchanged, payable to such Bank in a principal amount equal to the amount of the Term Loan Commitment and the Revolving Loan Commitment, respectively, set forth opposite such Bank's name in Schedule I attached hereto and otherwise duly completed, and each of such

Term Notes and Revolving Notes delivered to the Banks shall constitute a "Note" under the Credit Agreement as amended hereby.

            Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which is taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                     NORTHROP CORPORATION


                                     By /s/ James L. Sanford
                                        -----------------------------------
                                        Title: Assistant Secretary


                                    THE BANKS

THE CHASE MANHATTAN BANK                     CHEMICAL BANK
  (NATIONAL ASSOCIATION)


*By /s/ Patricia B. Brial                    By /s/ Thomas Delaney
   --------------------------                --------------------------
   Title: Managing Director                  Title: Vice President


BANK OF AMERICA NATIONAL                     BANK OF MONTREAL
TRUST AND SAVINGS
ASSOCIATION


By /s/ illegible                          By /s/ illegible
   --------------------------                --------------------------
   Title: Vice President                     Title: SVP


THE BANK OF NEW YORK                         THE BANK OF NOVA SCOTIA


*By /s/ Craig Rethmeyer                     By /s/ Marty Van Otterloo
   --------------------------                --------------------------
   Title: Vice President                     Title: Senior Relationship
                                                    Manager

                                             By /s/ Jim York
                                             --------------------------
                                             Title: Officer

BANKERS TRUST COMPANY                        CANADIAN IMPERIAL BANK OF
                                             COMMERCE


By /s/ illegible                             By /s/ illegible
   --------------------------                   --------------------------
   Title: V.P.                               Title:


CITICORP USA, INC.                           CREDIT LYONNAIS CAYMAN ISLAND
                                             BRANCH

By /s/ Barbra A. Cohen                       By /s/ illegible
   --------------------------                --------------------------
   Title: Vice President                     Title: Authorized Signor


THE FIRST NATIONAL BANK OF                   FIRST INTERSTATE BANK OF
CHICAGO                                      CALIFORNIA


By /s/ illegible                             By /s/ illegible
   --------------------------                --------------------------
   Title: Senior Vice President              Title:


                                             By /s/ illegible
                                             --------------------------
                                             Title:
THE LONG-TERM CREDIT BANK OF
JAPAN, LTD., LOS ANGELES
AGENCY                                       NATIONSBANK OF TEXAS, N.A.


By /s/ Shuichi Takenaka                      By /s/ Tom Scharfenberg
   --------------------------                --------------------------
   Title: Joint General Manager              Title: Vice President


NATIONAL WESTMINSTER BANK PLC                ROYAL BANK OF CANADA
LOS ANGELES OVERSEAS BRANCH


By /s/ Gary Miller                           By /s/ Brian W. Dixon
   --------------------------                --------------------------
   Title: SVP                                Title: Senior Manager

SOCIETE GENERALE                             CREDIT SUISSE


By /s/ Maureen Kelly                         By /s/ Stephen M. Flynn
   --------------------------                --------------------------
   Title: Vice President                     Title: Member of Senior
                                                    Management

                                             By /s/ Marilou Palenzuela
                                             --------------------------
                                             Title: Member of Senior
                                                    Management

THE INDUSTRIAL BANK OF JAPAN,                NBD BANK, N.A.
LIMITED, LOS ANGELES AGENCY


By /s/ illegible                             By /s/ Curtis Price
   --------------------------                --------------------------
   Title: Vice President                     Title: Vice President


THE SUMITOMO BANK, LIMITED                   MORGAN GUARANTY TRUST COMPANY
LOS ANGELES BRANCH                           OF NEW YORK


By /s/ Hiroshi Amano                         By /s/ illegible
   --------------------------                --------------------------
   Title: General Manager                    Title: Vice President


BANCO CENTRAL                                LLOYDS BANK PLC
HISPANOAMERICANO,
SAN FRANCISCO AGENCY


By /s/ Jose Castillo                         By /s/ Paul D. Briamonte
   --------------------------                --------------------------
   Title: S.V.P. & General Manager           Title: S.V.P.


MELLON BANK, N.A.                            SHAWMUT BANK, N.A.


By /s/ illegible                             By /s/ John B. Desmond
   --------------------------                --------------------------
   Title: S.V.P.                             Title: Vice President


WACHOVIA BANK OF GEORGIA,                    J.P. MORGAN DELAWARE
N.A.


By /s/ illegible                             By /s/ David J. Morris
   --------------------------                --------------------------
   Title: Senior Vice President              Title: Vice President

                                                                                                                         SCHEDULE  I

                                      Term Loan                   Revolving Loan                  Total
Banks                                 Commitment                  Commitments                     Commitments
- ----                                  ----------                  -----------                     -----------

The Chase Manhattan Bank            $96,428,571.47                $38,571,428.53                $  135,000,000
(National Association)

Chemical Bank                        96,428,571.46                 38,571,428.54                   135,000,000

Bank of America National             85,714,285.71                 34,285,714.29                   120,000,000
Trust and Savings Association

Bank of Montreal                     85,714,285.71                 34,285,714.29                   120,000,000

The Bank of New York                 85,714,285.71                 34,285,714.29                   120,000,000

The Bank of Nova Scotia              85,714,285.71                 34,285,714.29                   120,000,000

Bankers Trust Company                85,714,285.71                 34,285,714.29                   120,000,000

Canadian Imperial Bank of            85,714,285.71                 34,285,714.29                   120,000,000
Commerce

Citicorp USA, Inc.                   85,714,285.71                 34,285,714.29                   120,000,000

Credit Lyonnais                      85,714,285.71                 34,285,714.29                   120,000,000
  Cayman Island Branch

First National Bank of Chicago       85,714,285.71                 34,285,714.29                   120,000,000

First Interstate Bank of             85,714,285.71                 34,285,714.29                   120,000,000
California

The Long-Term Credit Bank of         85,714,285.71                 34,285,714.29                   120,000,000
Japan, Ltd., Los Angeles
Agency

NationsBank of Texas, N.A.           85,714,285.71                 34,285,714.29                   120,000,000

National Westminster Bank Plc        85,714,285.71                 34,285,714.29                   120,000,000
Los Angeles Overseas Branch

Royal Bank of Canada                 85,714,285.71                 34,285,714.29                   120,000,000

Societe Generale                     85,714,285.71                 34,285,714.29                   120,000,000

Credit Suisse                        64,285,714.29                 25,714,285.71                    90,000,000

The Industrial Bank of Japan,        64,285,714.29                 25,714,285.71                    90,000,000
Ltd., Los Angeles Agency

NBD Bank, N.A.                       64,285,714.29                 25,714,285.71                    90,000,000

The Sumitomo Bank, Limited,          64,285,714.29                 25,714,285.71                    90,000,000
Los Angeles Bank

Morgan Guaranty Trust                57,142,857.14                 22,857,142.86                    80,000,000
Company of New York

Banco Central                        35,714,285.71                 14,285,714.29                    50,000,000
Hispanoamericano,
San Francisco Agency

Lloyds Bank Plc                      35,714,285.71                 14,285,714.29                    50,000,000

Mellon Bank, N.A.                    35,714,285.71                 14,285,714.29                    50,000,000

Shawmut Bank, N.A.                   35,714,285.71                 14,285,714.29                    50,000,000

Wachovia Bank of                     35,714,285.71                 14,285,714.29                    50,000,000
Georgia, N.A.

J.P. Morgan Delaware                 28,571,428.57                 11,428,571.43                    40,000,000
                                     -------------                 -------------                    ----------

TOTAL                               $2,000,000,000                $  800,000,000                $2,800,000,000
                                    --------------                --------------                --------------

                                                             SCHEDULE I